Exhibit 10.68

LA ROSA HOLDINGS CORP.

2022 EQUITY INCENTIVE PLAN

AMENDMENT TO

RESTRICTED STOCK UNIT AGREEMENT

NOTICE OF RESTRICTED STOCK UNIT GRANT

This Amendment To Restricted Stock Unit Grant Agreement / Notice of Restricted Stock Unit Grant is by and between the undersigned Participant and the Company and is dated July 6, 2022. Except as set forth herein all of the terms of the Restricted Stock Unit Agreement / Notice of Restricted Stock Unit Grant dated June 28, 2022 (the “Grant”) shall remain in full force and effect.

1.	Share Determination. The Participant and the Company agree that the second full paragraph of the Grant and the table that follows that paragraph shall be deleted and cancelled in its entirety and replaced by the following:

The undersigned Participant has been granted an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Dollar Value:	The Dollar Value of the Grant shall be determined in an amount and at a date determined by the Administrator and noticed to the Participant in writing. The Dollar Value could be more, but will not be less than the Dollar Value received in the original Grant.

Grant Number of Restricted Stock Units Determined:	The number of Restricted Stock Units granted hereunder shall be determined on or prior to the date of the Company’s initial public offering. The number of Restricted Share Units granted shall equal the Dollar Value of the Grant divided by the initial public offering price of one Share. All Restricted Stock Units shall be redeemed for shares of the Company’s common stock only unless otherwise determined by the Administrator. If the Company’s initial public offering is cancelled, this grant shall likewise be cancelled and become null and void as of the date of the cancellation of the offering without the need for action on the part of the Company other than notice to the Participant.

Date of Grant:	The date of Grant shall be the date that the Administrator notices the Participant of the Dollar Value of the Grant.

The Participant and the Company agree that the Vesting Schedule of the Grant shall be deleted and cancelled in its entirety and replaced by the following:

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2.	Vesting Schedule:

Please check the appropriate box:

☒ No vesting schedule. All of the Restricted Stock Units will vest on the Date of Grant.
☐ Vesting schedule: ______________________________________________________________
☐ Standard Vesting: One-fourth (1/4th) of the Total Number or Dollar Value of the Restricted Stock Units (as set forth above) subject to this Award Agreement will be scheduled to vest on the first Quarterly Vesting Date on or immediately following the one (1) year anniversary of the Vesting Commencement Date (such first vesting date, the “First Vesting Date”), and thereafter, one-sixteenth (1/16th) of the Total Number or Dollar Value of Restricted Stock Units subject to this Award Agreement will be scheduled to vest on each of the next twelve (12) Quarterly Vesting Dates that occur after the First Vesting Date, in each case subject to Participant continuing to be a Service Provider through the applicable vesting date], in each case subject to Participant continuing to be a Service Provider through the applicable vesting date.. For purposes of this Agreement, “Quarterly Vesting Dates” with respect to any calendar year means March 31, June 30, September 30, and December 31.

3.       Leak Out Agreement; Selling Stockholder Questionnaire: The Participant agrees to promptly sign and return the form of Leak Out Agreement and Selling Stockholder Questionnaire that all Particpants will be required to sign and return prior to the closing of the Company’s initial public offering. Failure to sign and return the Leak Out Agreement and the Selling Stockholder Questionnaire in the form presented by the Company in a timely manner will result in the cancellation of this the Grant as determined in the sole discretion of the Administrator.

4.       Tax Consequences. This Grant has income tax consequences to you. You are advised to consult your own tax adviser regarding the acceptance of this Grant. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer or any Parent or Subsidiary of the Company to which Participant is providing services, the ultimate liability for any tax and/or social insurance liability obligations and other similar tax payments to the government in connection with the Restricted Stock Units, is and remains Participant’s sole responsibility. Please refer to Section 7 of the Restricted Stock Unit Agreement.

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[SIGNATURES APPEAR ON THE NEXT PAGE.]

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IN WITNESS WHEREOF, the Company and the Participant have agreed to this Amendment To Restricted Stock Unit Agreement / Notice of Restricted Stock Unit Grant as of the date set forth above.

PARTICIPANT	LA ROSA HOLDINGS CORP.

Signature	Signature

Print Name:	Print Name; Joseph La Rosa

Social Security (Tax ID) No.:	Title: Chief Executive Officer

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